Exhibit 99.1

2011 Hertz Investor Conference September 13, 2011 New York City

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of September 13, 2011, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter 2011 results issued on August 2, 2011, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2010 Form 10-K and Quarterly Reports on Form 10-Q. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

The following non-GAAP measures and terms will be used in the presentation: Definitions, reconciliations and importance of the non-GAAP measures are provided in the slides or in the appendices of the presentation Non-GAAP Measures and Terms LTM EBITDA Corporate EBITDA Adjusted Pre-Tax Income Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day (RPD) and Car Rental Rate Revenue Per Transaction Equipment Rental and Rental Related Revenue Net Corporate Debt, Net Fleet Debt and Total Net Debt Adjusted Interest Expense Adjusted Direct Operating (OpEx) Adjusted Selling, General and Administrative (SG&A)

The Hertz Transformation Mark Frissora Chairman of the Board and CEO

Key Investment Considerations Premier Global Brand Multiple Growth Drivers Reduce Cyclicality Building Blocks for Global Expansion in Place Benchmark Efficiency Processes Drive Profits; Fund Growth Positive EVA & Asset Light Strategy to Yield Higher Returns Stronger Balance Sheet Superior Revenue and EPS Growth

Premier Global Brand Business Airport Renters Source: Consumer Tracking Study Q2 2011 Leisure Airport Renters Renters know us, prefer us, trust us

Franchising Stability Growth Multiple Growth Drivers Reduce Cyclicality Leasing Emerging Markets Industrial Equipment: Pump & Power Reducing Cyclicality of Business Model through Asset Light & Technology Driven Strategies Virtual Kiosks

Multiple Growth Drivers Reduce Cyclicality Diversifying Revenue Stream to Stabilize Profit * Est. Donlen at $350 million LTM Q2:11 Total Global Revenue 2006 Total Global Revenue 14% of total 23% of total U.S. RAC Off-Airport

Off-Airport: A Stabilizing Effect on Revenue Off Airport % of Total U.S. RAC Revenue up 480 bps LTM 6/30/11 vs. 2007 Off-Airport Beta* 2.5 Points Lower than Airport *Estimated beta is calculated on Hertz YoY revenue growth vs. GDP annual growth Beta 6.9 Beta 4.4

Source: IIA & Dodge Industrial Equipment: A Stabilizing Effect on Revenue Industrial Demand More Resilient ($ in Millions) Hertz Customer Mix LTM 6/30/11 FY 07 Construction 36.5% 50.2% Industrial 28.0% 19.7% Fragmented 35.5% 30.1%

Advantage Leisure Brand: A Stabilizing Effect on Revenue Longer-Length Leisure Rentals Provide Greater Stability Acquisitions Support Revenue Stabilization

Vehicle Leasing: A Stabilizing Effect on Revenue Leasing & Fleet Mgmt Services Provide 4.0 Points Greater Stability *Estimated beta calculated on Hertz & Donlen YoY revenue growth vs. GDP annual growth Beta* 5.8 Beta* 1.8 Acquisitions Support Revenue Stabilization

Global Coverage: Stabilizing Effect on Revenue Allows for revenue offset to any region-specific volatility Middle East Brazil India S. Korea China 2012E GDP +4.2% 2012E GDP +4.1% 2012E GDP +7.8% 2012E GDP +9.5% 2012E GDP +4.5% Source 2012E Real GDP growth: IMF June 2011 2012E GDP +1.7% 2012E GDP +2.7% Hertz Revenue Change Since 2007

RAC Driving Company to Beat Pre-Recession Profit Consolidated Adj. Pre-tax Margin WW RAC Adj. pre-tax margin WW HERC Adj. pre-tax margin Rental Car Beta 6 Points Lower than HERC Beta * 2011E = mid-point of guidance

Benchmark Efficiency Processes Drive Profits; Fund Growth Programs Rental Revenue Per Employee +28% vs. 2006

Benchmark Efficiency Processes Drive Profits; Fund Growth Programs Incremental Revenue Flow-through to Adj. Pre-tax Income Cumulative Cost Savings For every incremental $1 of revenue, $0.48 should drop to adj. pre-tax income in 2011

Economic Value Added Positive EVA & Reduced Assets to Drive Returns Favorable EVA Trend Earning more than Cost of Capital: A Management Priority 15% improvement EVA +$130mm vs. 2010 40% of top 400 managers bonuses linked to EVA

Reducing Assets Through Franchising Higher ROC Lower capital needs Lower fixed costs Lowers risk profile Expanding Franchise Network Asset-light Strategy Existing franchise revenue = $3.3 billion ~$600M* revenue target over next three years Additional opportunity for franchising in locations where we have no presence today *Assumption more conservative in 3-year plan Every $100M of revenue franchised = +$15-$18M EVA gain

Net Debt Reduction Noteworthy Reduction in Total Net Debt over Last 5 Years -21% vs. 2006

Stronger Balance Sheet Significantly Lower Financial Risk Today Refinanced $12 BB of debt over last 18 months Fleet Debt 2008 2011 Pending OEM Bankruptcies Exposure to Monoline Guarantors Advance Rates Corporate Debt Financial Maintenance Covenants Avg. Years to Maturity 4.1 Yrs 5.7 Yrs Blended High Yield Note rate 9.0% 7.3%

LTM 6/30/20111 3 Year2 Goals Revenue Growth 8% 7%-8% Fleet Cost % of Revenue 27% 24%-25% OpEx & SG&A % of Revenue 63% 57%-59% Corp. Interest % of Revenue 4% 2.3%-2.7% Adjusted Pre-tax % of Revenue 6% 14%-15% Corp. EBITDA % of Revenue 16% 21%-23% Economic Model Superior Revenue and EPS Growth Strategy Leverage global brands, market position and investment to DRIVE REVENUE GROWTH DRIVE COST EFFICIENCIES to leverage earnings growth and fund investments Utilize cash flow to DELEVERAGE 1 – 6/30/11 LTM vs. 6/30/10 LTM 2 – FY 2012 to FY 2014

Financial Highlights Elyse Douglas Executive Vice President & Chief Financial Officer

Financial Strategies for Optimizing Profit Build Balance Sheet Strength & Stability Low Cost of Capital Opportunities De-leverage Balance Sheet Drive EVA & Free Cash Flow Refinancing activity Asset light strategy Franchising Technology-enabled growth Fleet productivity Labor productivity Lighthouse PMO savings Continuous Process Improvement Synergistic Acquisitions Disciplined acquisition model in both RAC and HERC Strategic alignment Accretive from inception Stable Capital Structure, Disciplined Growth and Improved Productivity Focus on Lean Processes and Operating Efficiency

Cash Flow Trend $1.5B Reduction of Net Corporate Debt over 6 Years Cash Flow ($ in millions) 2006 2007 2008 2009 2010 5 year FY Avg EBITDA 3,100.7 3,485.6 3,043.8 2,641.0 2,822.4 3,018.7 Net Fleet Expenditures (2,231.3) (2,526.2) (1,585.1) (2,011.2) (2,197.4) (2,110.2) Working Capital (129.1) (112.9) (74.8) (155.0) 27.6 (88.8) Interest, Taxes & Other (442.7) (404.5) (325.4) (323.9) (309.4) (361.2) Free Cash Flow 297.6 442.0 1,058.5 150.9 343.2 458.4 Acquisitions - (12.5) (70.9) (76.4) (47.5) Equity Offering - - - 529.0 - Fleet Debt – credit enhancement changes (13.4) 123.2 (820.0) (420.1) (26.6) Corporate Cash Flow 284.2 552.7 167.6 183.4 269.1 Build Balance Sheet Strength & Stability

Hertz

Build Balance Sheet Strength & Stability

Refinanced ~$9B Debt Since December 2010

Financing	Status	Comment
$598M ABS Medium Term Notes	Closed	3½ & 5½ yr notes; avg. yield 2.88%; advance rate 76%
€100M European Seasonal Revolving Credit Facility	Closed	Supports peak summer fleet requirements
$250M Australian Securitization	Closed	AAA rated, refinanced remainder of Int'l ABS Facility
$2.1B Variable Funding Note (Conduit) Facilities	Closed	Significantly reduced credit spread saving estimated $20M in 2011 interest expense
$500M of 7.375% Notes due 2021	Closed	Extend maturity profile and lower interest cost by calling additional 8.875% Senior Notes
$1B of 6.750% Notes due 2019 ($500M in Feb and $500M add-on in Mar)	Closed	Redeem additional outstanding 8.875% Senior Dollar Notes due 2014
$3.4B of ABL and Term Loan Refinancing	Closed	Increased operating flexibility and extended maturities
$850M Donlen Conduit Facility*	Closed	Temporary financing facility, until term ABS issuance and smaller conduit finalized
Hawaii / Puerto Rico*	Pending	Refinanced existing facility for additional 4 yrs

Significantly Improved Capital Structure

*Q3:11 Financings

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Corporate Debt Summary Corporate Debt Highlights: Improved financial flexibility no financial covenants Extended maturities limited refinancings over the next 5 years More than sufficient liquidity sizable excess ABL capacity Significant Improvement in Corporate Debt Profile Excess ABL Capacity Build Balance Sheet Strength & Stability

Corporate Liquidity – 2008 to 2010 Maintaining Strong and Improving Liquidity Position (in millions) * Liquidity on a pro-forma basis to deduct cash proceeds held for redeeming outstanding bonds Build Balance Sheet Strength & Stability

Fleet Debt Summary Additional levers to offset refinancing risk: Deep, liquid used car market allows us to generate cash by defleeting Extended fleet age to reduce capital needs Increase percentage of non-program vehicles to lower cap cost Utilize ample corporate liquidity Ongoing Requirements Manageable – Markets Continued to Improve (in millions) Build Balance Sheet Strength & Stability

Full Year Interest Expense Key Drivers 2011 - Full year of lower overall fleet rates and HYN refinancing benefit 2012 - ~$5M of additional savings due to refinancing Upward bias depending on fleet growth and timing decision on increasing fixed rate debt % 2010 2011E Variance Cash Interest ($M) $579 $567 ($12) Total Interest ($M) $761 $697 ($64) ($ in millions) Future Interest Expense is a Function of Fleet Growth and Refinancing Activity Build Balance Sheet Strength & Stability

Investment Grade Considerations Continue Positive Cash Generation and De-leveraging Easier and less expensive to finance fleet in international jurisdictions where ABS markets are not developed Broader access to capital markets and lower corporate debt rates Avoids administrative costs associated highly structured financings Lower interest expense Build Balance Sheet Strength & Stability

Future Capital Structure Opportunities Term out existing floating rate ABS debt Increase Donlen fleet debt with new term and conduit ABS facilities Pursue attractive leasing opportunities Evaluate opportunities for optimal deployment of FCF Strategic investments Repayment of corporate debt Repurchase of convertible notes or stock Continue to Create Value Build Balance Sheet Strength & Stability

Asset “Light” Strategy Technology enablers to low cost growth Facility leasing vs. owning Co-locating with body shops and hotels HERC mobile locations for certain products, i.e. tools Franchising Infrastructure Improve Balance Sheet Leverage and Stability Refurbished vs. new equipment purchase in HERC RAC fleet sharing – expands as Advantage and off airport grow Increasing used-vehicle purchases Increased risk fleet – approximately 80%. U.S. risk fleet 2011 vs. 70% 2010 Fleet Build Balance Sheet Strength & Stability

Reduced Facility Investments Asset Light Off-airport Expansion - Expansion into bodyshops, dealerships and hotels Rent2Buy - Used vehicle sales directly to customers eliminating the need for stand alone retail car sales locations Advantage RAC - Less capital intensive business model (lower cost facilities) Hertz-on-Demand - Hourly rates from parking garages / lots reduces facility requirements Virtual CSR – Added benefits of offering 24/7 availability, less brick and mortar, and lower wage costs Build Balance Sheet Strength & Stability

Franchise Opportunity Additional Opportunities Exist Expanding into “White Spaces” Franchise Footprint Today 2012-2014 Potential Franchised Locations Estimated 2014 Total Franchise Locations 1,583 415 1,998 Associated Revenue $1,358 $600 $1,958 Build Balance Sheet Strength & Stability (in millions) $90 - $105 M

2010 2008 Retail/Rent-2-Buy 11% 4% Dealer Direct 35% 15% On-line Auction 12% 15% Wholesale Auction 42% 66% Total 100% 100% Improve Resale Channels A 10% shift from wholesale to retail drives a $12M reduction in depreciation expense U.S. Risk Car Sales Channels Net gain per vehicle vs. auction Continuous Improvement Process

Residual Values Climbing Number of vehicles coming off-lease and into used-car market expected to decline through 2013 Tightens used-car supply in 1-3 year old car class Drives residual values higher *Source: Manheim 2011 Used Car Market Report Continuous Improvement Process

Fleet Efficiency Continuous Improvement in Fleet Efficiency 2007 U.S. RAC Fleet Efficiency Utilization 2008 2009 2010 2011 Toyota Recall Continuous Improvement Process

Improved Utilization Longer rentals & lower cost structure drive off-airport margins (Per Transaction Day) Mature Off Airport Location VAR YoY Average Airport Location VAR YoY Comparison Labor Costs $3.56 2.3% $4.66 2.6% 24% lower DOE $15.97 4.2% $29.25 3.4% 45% lower SG&A $0.95 7.3% $3.38 0.9% 72% lower Utilization 87.6% 20bps 80.6% 30bps 700 bps higher Return on Net Assets 28.0% 620bps 25.8% 730bps 220 bps higher Continuous Improvement Process Off Airport Margin Analysis – Full Year Illustrative Example

Lighthouse 1H:11 vs. 1H:10 Net Promoter Score (Lighthouse vs. Division) U.S. - 20.2% increase vs. 5.2% for division Europe - 25% increase vs. 11% for division HERC - 17.8 % increase vs. 0.3% for division Lighthouse Operations Pre-tax margin is 260 bps better vs. division DOE was up 4.0 % vs. division 7% Wages were up 2% vs. division 5% Customer Satisfaction Financial Implications Continuous Improvement Process

Synergistic Acquisitions Rental Frota – Brazil Car Solutions – Slovakia Ace Rentals - New Zealand Flexicar – Australia (Car Sharing) Saudi JV Power and Pump Forces Industrial Western Machinery Irving Equipment Hertz Entertainment Services 24/7 First Call Studio Equipment Advantage Las Vegas – Advantage Air and Sea Eileo – (Car Sharing) Automoti Group (Rent2Buy) International growth in emerging markets Expand industrial footprint of HERC and less cyclical segments of Equipment Services Leisure acquisitions in RAC Technology enablers to expand asset light strategy Strategic Acquisitions over Past Two Years Low Cost of Capital Opportunities

 Not a Traditional Leasing Company Transaction Details Initially funded with $177M in cash and $770M in Donlen fleet debt On a corporate EBITDA basis $177M translates into a 5x purchase multiple EVA positive in Year 1 IRR of 30%+ Vehicle Leasing Syndicated Commercial Leasing Higher return on equity Asset-free return Fleet Management Low Cost of Capital Opportunities Hertz1 Donlen2 Estimated Adj.3 Pro Forma3 Revenue $7,874.3 $370.9 $8,245.2 Pre-tax income $86.3 $31.3 ($14.9) $102.7 % margin 1.1% 8.4% 1.2% 1 12 months ended 6/30/11 2 12 months ended 5/31/11 - these are preliminary and are subject to change as we finish Donlen's fiscal year end closing process 3 These adjustments and pro formas are preliminary, are subject to change and may not be calculated in the same manner as those that we are required to file as an exhibit to a Form 8-K in connection with the closing of the Donlen acquisition Donlen Results

Donlen Overview Gary Rappeport Chief Executive Officer, Donlen

Fleet Leasing and Management Vehicle Leasing Vehicle acquisition License and title management Vehicle remarketing Fleet Management Services Vehicle Maintenance Accident management Fuel management Telematics Reduces fuel use and resulting CO2 emissions Improves safety Improves productivity Equipment Financing Syndication model Longer term fixed financing Class 4+ trucks, trailers and material handling equipment

Commercial Fleet Registrations Commercial Fleet New Vehicle Registrations Correlate with SAAR Source: Automotive Fleet Fact Books

Commercial Fleet Registrations Asset Type Source: Automotive Fleet Fact Books

Industry Overview 1957 1939 1946 1946 1957 1965 1983 1948 GELCO Emkay The industry has significant barriers to entry; the last substantial, new fleet management startup was almost 30 years ago

Industry Overview Current Segmentation and Approximate Size Company Lease Portfolio Size (excl. service veh.) Market Focus by Fleet Size Small (<200) Mid (200-750) Large (>750) <100K <100K 100K-150K 100K-150K 200K-250K 200K-250K >250K >250K Emkay

Donlen Fast Facts Leading fleet lease and management company founded in 1965 providing services to corporate fleets across the U.S. Headquartered in Northbrook, IL Over 144,000 vehicles under lease and management across more than 500 highly diversified corporate customers North American footprint with subsidiaries in Canada and Mexico and affiliations in Europe Portfolio consists primarily of cars and light-duty trucks and vans, along with medium-duty trucks and equipment

Donlen measures business performance along the Service Success Chain developed at Harvard Each link foundational Predictive of long-term performance Consistent theme for past 10 years Similar culture at Hertz Employee Satisfaction Asset Management Customer Satisfaction Hertz Hertz Hertz

Recessionary Period Pre-Tax Income Steady pre-tax income growth over past 10 years High customer retention levels Successful new business development Strong portfolio New products & services CAGR 18% * August 31 fiscal year end *

Lease and Maintenance Portfolio Growth Significantly increased number of vehicles leased & managed 44K 111K 69K 37K 58K 42K 64K 46K 74K 54K 84K 58K 91K 59K 58K 88K 101K 61K 103K 37K 45K 36K 53K 38K Recessionary Period * August 31 fiscal year end *

Hertz

Profit

Historical Write Offs

	FY01	FY02	FY03	FY04	FY05	FY06	FY07	FY08	FY09	FY10	FY11E*
Lease	$97K	$119K	$28K	$210K	$1K	$0	$0	$0	$0	$0	$0
Non-lease	$9K	$11K	$11K	$102K	$3K	$0	$0	$22K	$3K	$0	$115K

- Over 10 year period:
  - Lease charge-offs $456K
  - Non-lease charge-offs $276K
  - Total charge-offs of $732K on $6.9BB 10-year gross billings

* August 31 fiscal year end

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Annual goal: Maintain 99% of existing portfolio of customers with >100 vehicles, with minimal controllable losses More than 350 active commercial lease accounts 0 controllable losses FY08 * August 31 fiscal year end *

In 2011, 98% of survey respondents cited that overall they were satisfied to extremely satisfied with our performance In 2011, Donlen achieved a Net Promoter Score of 61 NPS = 61

Since FY09, Donlen has signed: Of 144k vehicles under lease & management, fleet potential of 42% added in last two years

International Association of Outsourcing Professionals “Top 100 Global Outsourcing Leader” Year Rank 2006 38th 2007 63nd 2008 45th 2009 58th 2011 49th American Business Awards Year Category 2005 Most Innovative Company 2006 Most Innovative Company Best New Product or Service 2007 Most Innovative Company 2008 Best Corporate Social Responsibility Program 2009 Executive of the Year – Services 2010 Most Innovative Company 2011 Best Use of Technology in Customer Service Corp Environmental Responsibility Program of Year Excellence Recognized

Employee Tenure Historical Total Turnover Expertise Enhanced by Experience

 Employees surveyed twice each year to gauge satisfaction 94% of employees like working at Donlen 98% of employees feel their job is important 90% of employees feel that Donlen has a positive work environment

Crain’s Chicago Business “List of 20 Best Places to Work in Chicago” National Association of Business Resources “101 Best and Brightest Companies to Work For in Chicago” Year Rank 2009 20th 2010 15th 2011 6th Years Awarded 2007 2008 2009 2010 2011 Third Party Validation

At the foundation of the chain is a commitment to continued investment in people, processes and systems to further enhance Donlen’s value proposition and drive best-in-class service delivery

Strategic Focus Areas of Emphasis Sustainability Strategic Consulting Innovative, Empowering Technology High Quality Service Delivery Stability

Strategic Focus Innovative, Empowering Technology Through a long-term commitment to innovation, Donlen is the recognized industry leader in technology Donlen’s proprietary systems help fleet managers and drivers: Reduce costs by measuring and managing fleet's impact on the bottom line Improve driver productivity through mobile solutions and telematics Improve fleet decision making with robust reporting and analytics Donlen has leveraged its technology to create highly efficient, scalable operating environment – Since 2007, increased total number of vehicles under lease and management by 31% without adding staff Tech nology

Strategic Focus Strategic Consulting Donlen’s proprietary Model, Measure, Manage ™ approach helps provide clear direction for customers to reduce costs Model: Donlen’s Vehicle Optimization Model provides comparative data for hundreds of vehicles Measure: Donlen’s consultants analyze data to identify important trends and benchmarking Manage: A Fleet Optimization Scorecard synthesizes all available data and provides insights into fleet performance Consult

CO2 Strategic Focus Sustainability Donlen has taken an industry leadership position in an area that is becoming increasingly important to corporate fleet clients GreenDriver® is the fleet industry’s most comprehensive program to improve efficiency and productivity DriverPoint™ is the only solution developed and controlled by a fleet management company that offers reporting on rate of acceleration, rate of deceleration, speeding, idle time and RPM Fleets for Change™ assists companies in their pledge to reduce emissions by 20% through 2016

Growth Equipment Leasing Growth Scalable Platform Time Market Share Expansion Telematics Growth Services Growth Leasing Growth Synergies Telematics Equipment Leasing Services Leasing Highly Synergistic Businesses Complimentary new initiatives in equipment leasing and telematics provide for accelerated growth

Hertz and Donlen Together Short to long term solutions offer full range of services to customers Combined rental and leasing product offering will expand customer relationships and stickiness factor Opportunity to match products and change their respective value propositions (i.e., Hertz on Demand paired with vehicle leasing) Improved competitive positioning for both Hertz and Donlen

 Potential Synergies Economic Benefit Lower vehicle acquisition cost through economies of scale $10 - $20MM Leverage remarketing capabilities to shift number of vehicles sold through higher return retail vs. auction channels Cross sell to existing customers of RAC, HERC, and Donlen $10 – $20MM Explore use of Donlen’s preventive maintenance program and DriverPoint™ telematics for off-airport rental $5 – $10MM Develop a simplified leasing product for HERC TBD Innovative new opportunities including a rental to leasing plan to create transformational products and services TBD Total Potential Benefit $25 - $50MM ++ ++

Global Equipment Rental Lois I. Boyd Executive Vice President & President, HERC

Nonresidential Spending Expected To Grow 57% From 2010-2014 Industrial Spending Expected To Grow 11% From 2010-2014 2009 Declines Significant Source: Industrial Information Resources/McGraw-Hill Construction Qtr1-2 2011 Equipment Rental Trends HERC vs. Construction & Industrial Opportunity 2007-2014 Performance-HERC vs. Macro Conditions

Q3 2010 Footprint HERC Worldwide Growth YTD 2011 Expansion Expansion Opportunities through 2014 Q2 2011 YTD US CANADA EUROPE CHINA % Total HERC Revenue 64.9% 23.3% 11.1% 0.7%

Power Chemical Processing Petroleum Refining Oil & Gas Production Industrial Manufacturing Metals & Minerals Paper/Pulp/Wood Food/Beverage Pharmaceuticals/Biotech Power Chemical Processing Petroleum Refining Oil & Gas Transmission Oil & Gas Production 11% Market Growth Reducing Cyclicality Source: Industrial Information Resources Industrial Growth Industrial Segment: Focused on Equipment Needs & Services of Production Plants 2010 2014

Entertainment Services Growth Global Full Service Partner Current Position Next Steps Products Car Rental Specialty Vehiclees Rolling Stock Power Generation Adjacent Products Servicing Movie Production Television Production Converts Conventions Live Events

Pump & Power Growth - 20.0% - 10.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% Qtr 1 10 Qtr 2 10 Qtr 3 10 Qtr 4 10 Qtr 1 11 Qtr 2 11 Pump & Power Rental Growth U.S. HERC Rental Growth Pump & Power Rental Growth Initiatives Driving Performance

Power Growth Global Power Market HERC Revenue $millions Source: Company Estimates $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 2007 2008 2009 2010 2011 2012 2013 2014 2007 - 2011 Power Opportunity vs. HERC Revenue Global Power Revenue Est. HERC Power Revenue

Acquisition Growth Targeting 5-10% External Revenue Growth Year Number of Acquisitions Footprint Pump & Power Industrial Entertainment 2007 0 - - - - 2008 3 - 10M - - 2009 2 - 12.4M 2.4M - 2010 6 0.4M 13M 1.6M 1M 2011F 6 32M 26.9M 5M 54M

 WW HERC Q2 2011 Q2 2010 Total Revenue* YoY % Change $301.7 13.5% $265.8 -4.0% Rental & Rental Related Revenue* YoY % Change $272.3 14.8% $237.1 -4.0% Volume 11.3% -4.4% Pricing 2.2% -5.9% Adj. Pretax % Margin $33.4 11.1% $14.4 5.4% Clearly in upturn * Includes the effects of foreign currency Q2 Key Operating Metrics $ in Millions

Opportunities – Equipment Leasing Equipment leasing division began October 2010 Leasing offers earlier entry into the large jobs cycle Rental needs pulled through leasing position Seamless customer transitioning from short-term rentals to longer-term leases and vice versa Opportunity to leverage sales forces Asset-specific, metrics-driven fleet management systems Flexible equipment financing solutions

 Peak-to-Trough U.S. HERC Revenue Declined 45% Source: Industrial Information Resources/McGraw-Hill Construction Construction base trends upward Industrial penetration Pump & Power growth Entertainment investment Footprint expansion Opportunities – Construction Recovery

U.S. Hertz Rental Car Scott Sider Executive Vice President & President of Car Rental & Leasing, The Americas

Geography Locations @ 6/30/11 Approx. Licensee Mix Average Fleet Size* YTD 6/30/11 Revenue* YTD 6/30/11 U.S. 4,023 7% 311,918 $2,144M Canada 154 25% 9,630 $79M Puerto Rico 21 0% 1,984 $13M Latin America 500 89% 31,841 $197M Total 4,698 12% 353,064 $2.4B Substantially Corporate Substantially Licensee *Represents total corporate & licensee

U.S. RAC Overview Business Description Total Revenue Leading market position #1 airport, 26.0%* share; #2 off-airport 2,034 Off Airport and 54 Advantage locations Average fleet of 320,000, with approx. 350,000 vehicles during peak period Diversified fleet (Prestige, Green, Adrenaline) Hertz.com Fastest growing channel, +7.4% YoY June YTD Largest channel for leisure, lowest cost Established customer base Partnerships with over 120 preferred travel industry members Nearly 70% of the Fortune 500 companies have designated Hertz as a supplier Leading expedited rental program, #1 Club Gold Discretionary 54.6% Commercial 31.2% Tour 3.2% Replacement 8.6% Government 2.4% June YTD ($ millions) Revenue Mix – 2011 June YTD * Based on July 2011 YTD, Includes Advantage

Airport Mix 2011 June YTD Customer Composition Airport Industry Revenue* Hertz Airport Revenue * Based on 2010 Auto Rental News and Hertz Management estimates

Off-Airport Mix 2011 June YTD Off-Airport Industry Revenue* Hertz Off-Airport Revenue *Source: Based on 2009 Auto Rental News and Hertz Management estimates ** Includes insurance, dealership, body shop and other replacement Customer Composition

Hertz

Off-Airport Operations

Strategic Rationale

- $10B market with two national competitors: Hertz currently has 12% market share
- Profit improvement even with >10% annual new location growth
- 26% of revenue in '11 versus 21% in '07
- Non-cyclical rental patterns with solid margins due to high concentration of replacement business

	2011 June YTD	2010	2009
Transaction Days	10.5PP	8.4PP	-3.0PP
Pretax Margin Increase	8.5PP	4.9PP	1.6PP

Current Status

- Double-digit revenue growth YTD; 2,034 locations
  - Off-Airport 1H:11 YoY results:
    - Transaction Days +16.3%
    - Same Store Revenue +11%
- Opened 336 net new locations since 1/1/10
- New stores breakeven in first year
- Recognized supplier to most major insurance companies (186 of 201)

Hertz's Specialized Product Offering

- Convenient pickup, delivery, and onsite services
  - Added 80+ onsites YTD (body shops, dealerships, etc)
- Nationwide footprint – 77% of U.S. households within 15 miles of a location
- Rapid, low-cost, high-touch expansion model
  - Branches, satellites, agents & vCSRs
- Hertz premium service at competitive prices appeals to wide customer base

Next Steps

- Goal: Continuing double-digit revenue growth
- Roadmap to growth
  - New locations: 20% of current locations under 2 years old
  - Increase Insurance Replacement market share
  - vCSR (100+ at Body Shops, hotels, etc. -- 2012)
- Open 800 locations over next 3 yrs -- increasing coverage to 90% of U.S. households within 15 miles via technology, franchising, etc.

We Pick Up *And Deliver*

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Same Store Revenue Growth Number of Corporate Locations U.S. RAC Off-Airport Growth Accelerating Growth Year-Over-Year Same Store Growth 1/1/05 1/1/06 1/1/07 1/1/08 1/1/09 1/1/10 1/1/11 * There are an additional 270 franchised locations in the US. 2011 Goal

Off Airport Potential Revenue Growth ($ in millions) * Strategic plan assumes a more conservative $1.65Bn using 11% annual growth rate Off Airport as % total US RAC revenue expected to increase 100bps 31% in 2014 vs. 21% in 2007 800 incremental store increase by 2014

Strategic Rationale Current Status Next Steps Advantage Specialized Product Offering Advantage Opportunity in leisure value market, a $4 billion category Industry’s leisure segment grew faster than business segment from 2000 to 2010 Leverage Hertz infrastructure, including local management, fleet and back office operations Utilization higher due to longer length Current footprint consists of 54 locations 1H:11 revenue +42.9% 1H:11 margin improvement +1.2PP (profitable with 12 location openings June YTD 2011) Developing loyalty program and rolling out new branding campaign Continue building differentiated value propositions Complete web-site and loyalty program redesign Launch branding campaign Franchising National footprint of 75 to 80 airports by Q1:12 Leverage 120 Hertz partnerships to grow revenue Low price guarantee Counter Bypass Service Simplicity: Small, Medium, or Large car choices, only 5 car classes Expedited service, great cars, at competitive rates Multi-brand Strategy Allows us to Compete More Effectively

Strategic Rationale Current Status Next Steps Hertz’s Specialized Product Offering Car Sales Remarketing Channel shift to reduce overall depreciation Diversification will ensure depreciation stabilization over time Branding Hertz Car Sales Developing best-in-class car sales organization Dealer Direct – further expand field sales force Launch national Rent2Buy marketing campaign Open 25+ new car-sales locations next 6-12 months Retail car-sales event beginning next year Offer trade-ins, financing, extended warranties Dealer Direct – online offering, added 20 sales representatives Rent2Buy.com Licensed in 32 states representing 84% of U.S. population Hertz Retail Car Sales Locations Currently 9 locations Combining rent-a-car locations and car sales lots where prudent Moving Toward Best-in-Class Used-Car Sales Organization CHANNEL Net Gain vs. Auction 2010 2011E 2012E Retail $1,100 6% 7% 15% Rent2buy.com $1,100 4% 6% 12% Dealer Direct $500 20% 34% 49% Online Auction $25 12% 12% 13% Auction Wholesale $0 58% 42% 11%

Revenue Growth Sales acceleration – Leverage U.S. Hertz sales team (250) with Donlen team (17) Cross selling to Hertz customers for Leasing Services and to Donlen customers for Rental Services Hertz will handle all Donlen customer Insurance Replacement rentals Drive incremental Hertz rentals by leveraging Donlen’s 5,000+ repair shop accounts Unique customer service offering due to the Hertz infrastructure Use Hertz off airport locations for customer pickup and return of lease vehicles Hertz could handle customers with immediate vehicle needs Hertz could handle early lease returns Donlen / Hertz Synergies Fleet Capitalize on economies of scale Fleet purchasing Car sales (increased deletion channels, higher residuals) Deployment and transporting Maintenance (purchasing of parts and service) Leverage Donlen’s technology for fleet tracking Integrate fleet management processes and systems

Generates incremental revenue Enhances customer service $1 ancillary sales adds $90M to revenue Contests – building a competitive environment Employee training / segmentation-specific training Car displays – merchandising of vehicles Improving individual accountability New Services Premium Emergency Roadside Service (PERS) Partial Fuel Purchase Option Partial Loss Damage Waiver Gold Choice: make/model optionality Ancillary Sales 2011 2010 2009 June YTD airport ancillary sales per day $11.96 $11.31 $8.89 % improvement 5.7% 27.2% Developing Best-in-Class Sales Culture Penetration Improvement Techniques ($2 - $3 / day opportunity) Current Status Strategic Rationale

Premium Roadside Service $10M Annual Run Rate Ancillary Revenue Sources - June YTD 2011 $38M or 11.4% YoY increase

E-Return Faster return; Just drop your keys and go; E-mailed receipt within 30 minutes Available at all U.S. locations; 50,000+ customers already signed up New Products & Services Services that Further Differentiate Hertz from the Competition Gold Choice Gold customer’s car ready and waiting, or choose the preferred make/model on site Atlanta and Phoenix live; 30 locations by year end Virtual Customer Service Representative (vCSR) 24/7 access for rental -- supports both Airport and Off-Airport businesses 50 kiosks currently deployed Mobile Gold Board Real time e-mail or SMS text with stall number & vehicle information Coming Q4:11 Gold Enrollment – Counter Bypass Allows customers a quick and simple Gold enrollment on hertz.com -- it’s free Customers can bypass the regular counter and get on their way faster -- coming Q4:11

Key Operating Metrics - June YTD U.S. RAC YTD June 2011 YTD June 2010 YTD June 2009 YTD June 2008 Total Revenue (in millions) $2,139.1 $2,057.0 $1,870.1 $2,212.8 YoY % Change 3.99% 9.99% -15.49% -0.94% Transactions (in thousands) 9,733 9,418 8,671 10,316 YoY % Change 3.34% 8.61% -15.95% -4.63% Transaction Days (in thousands) 44,710 42,001 38,458 43,740 YoY% Change 6.45% 9.21% -12.08% -0.22% Rental Rate Revenue per Transaction Day $40.26 $41.49 $41.68 $42.58 YoY % Change (RPD impacted by mix shift) -2.96% -0.46% -2.11% -1.89% Average Number of Company-operated Cars during the Period 311,900 296,900 265,300 310,200 YoY % Change 5.05% 11.91% -14.47% -1.30% Fleet Efficiency 79.2% 78.2% 80.2% 78.0% YoY % Change 1.0 PP (2.0) PP 2.2 PP 0.8 PP Adjusted Pretax Margin 12.8% 9.2% 7.1% 7.1% YoY Change 3.6 PP 2.1 PP 0.0 PP 0.7 PP Mix Shift to Longer Length Rentals Driving Profitability

U.S. RAC Operating Strategy

Revenue Growth

- Off-Airport
- Advantage
- Geographic expansion
- Ancillary product sales
- Hertz on Demand
- Hertz Entertainment Services
- Monthly / Lease Replacement rentals
- Prepaid Transactions
- Young Adults
- Inbound / Outbound

Process Improvement

- Lighthouse: Currently 24 locations completed
  - Cost savings of 10%
  - Process Re-engineering - value stream mapping
  - Changes mindset of team
  - Employee efficiencies
  - Top 30 airports will have dedicated Six Sigma Greenbelts by year-end 2011
- Technology - expansion of kiosks for self-service return
- Next Steps
  - Expansion of Lighthouse to top 75 airports
  - Lighthouse cost reduction target of $20M
- Remarketing

Customer Satisfaction

- Net Promoter Score
- New consumer-friendly products and services
- Website enhancements
- Gold Choice
- Elevate front-line customer satisfaction training

U.S. NPS Scores by Quarter



56.0
54.0
52.0
50.0
51.4
54.3
52.6
55.1
Q1
Q2
2010
2011

Highly Differentiated, Consumer Friendly, Premium Value

94

Hertz EMEA & Asia Pacific Car Rental Mark Frissora Chairman of the Board and CEO

 At actual exchange rates and franchise revenue as declared by franchisees where applicable As franchise, not reported in Hertz corporate revenue Excludes Japan International RAC Footprint Locations Employees Fleet Size $Revenue M(1) Europe RAC 864 4,744 106,306 811 Franchise EMEA 1,187 2,250 107,642 502(2) Franchise & Affiliates Asia & Japan 1,317 3,000(3) 144,708 901(2) Pacific 260 1,166 30,115 263 Totals 3,628 11,160 388,771 2,477 YTD 6/30/11 *Represents total corporate & licensee

Hertz International Business Profile Different markets, business mix, competitive sets, customer requirements, network mix (airport/downtown) Multiple distribution channels: Car Rental Brokers, Tour Operators Negotiate with ~20 car manufacturers by country, in most cases, and also on a pan-European basis Approximately 300 OEM contracts in place Remarketing through wholesale/dealer direct and retail, limited auctions (Australia & UK only) Significant licensee network; $3.0B(1) annual revenue in 78 countries Seasonal business with peak summer revenue 107% higher than winter trough in Europe and 45% higher in Asia Pacific Different tax regimes, statutory requirements, jurisdictions (1) Including Japan

Total Revenues Europe RAC Overview Business Description Leading market position at airports (est. 25% share) Number of employees

June 2011 YTD: 4,744

FY 2007: 6,050

2011 average fleet of 107,000 vehicles with over 130,000 vehicles in peak

Strong travel partnerships and European/Global account base

European consolidated reservation/back office in Ireland

Ability to leverage global infrastructure and customer base Note: At constant exchange rates Full Year Revenue ($millions) June YTD Revenue ($millions) $1,742 $1,728 $1,516 $1,613 2007 2008 2009 2010 $787 $832 $685 $720 $765 2007 2008 2009 2010 2011

Total Corporate Revenues Asia Pacific Overview Business Description Hertz Australasia has leading market position at airports (est. 28% share) 2010 avg fleet size of 22,180 vehicles Balanced mix of Leisure, Corporate and Replacement business Asia predominantly long term chauffeur-drive business and leasing Commercial offices in Singapore, Tokyo and Dubai Expansion into China and India Corporate presence in China since May ‘09 Affiliate relationship in India with OAIS, leading total mobility solution provider Represented in Japan by Toyota Note: At constant exchange rates Full Year Revenue ($millions) June YTD Revenue ($millions)

Hertz Europe Total Industry (1) Total Revenue $1.6B (2) (1) Corporate Europe, Source: Euromonitor 2010 Full year data Total Revenue $11.2B (2) Excludes $0.2B of Franchisee revenue in corporate countries Europe Airport/Off-Airport Mix FY2010 Replacement 6% Commercial 28% Commercial 40% Leisure 52% Replacement 8% Airport $0.8B 51% Off-Airport $0.8B 49% Airport $4.0B 35% Off-Airport $7.2B 65% Leisure 40% Medium Term 14% Van 12%

Outstanding Base of Strategic Partnerships and Accounts Airlines: Air France, Etihad, Aer Lingus, Ryanair, Singapore Airlines, Cathay Pacific; preferred relationship with more than 50 airlines Associations: ARC – 38 million members in 29 countries Hotels and Resorts: Disneyland Paris, Relais & Chateaux, Marriott Credit Cards: American Express, Mastercard and Visa Vehicle Manufacturers: Ford, Toyota, Peugeot, Iveco, Mercedes Car Leasing: GE Fleet Services, ALD, Leaseplan, Arval, ING, etc. Accounts: Robert Bosch, Philips, IBM, GE, Alcatel, Alstom, BP, etc. Loyalty Programs: Nectar (UK), Supercard (Switzerland), Deutschland Card (Germany), Solred (Spain), Agip (Italy) Travel Agents: Expedia, American Express, Carlson Wagonlit

International Operating Strategies Revenue Growth Efficiency Customer Satisfaction Value Brand expansion Europe and Australia 30 locations 2011 Hertz on Demand Geographic expansion in India and China Ancillary revenue, pricing and yield Longhaul Inbound/Outbound Leasing & Fleet Management (Donlen) Product Development Prepaid Expansion Young Drivers Collections CRM NPS improvement Network profitability and franchising Process Reengineering: Lean Six Sigma, Continuous Improvement, Standard Operating Procedures Procurement and Supply Chain Fleet remarketing, B2B and B2C online platform RAC/HERC Synergies Back office value stream mapping/efficiency Employee Satisfaction Talent and succession planning Performance management Training and development Cultural Change program NPS/Smiles Lighthouse – 30 locations 2011 Driving Excellence Program 30 35 40 45 50 55 International RAC NPS Scores 2010 2011

Franchising Strategic rationale for franchising: Reduces and frees up capital for expansion Leverages entrepreneurial drive and local knowledge alongside existing local businesses (e.g., car dealerships, travel) Reduces risk and volatility of earnings Focus on Hertz core competencies: sales, marketing, technology Action plan: Best-in-class model developed with Hertz to provide brand, systems, process and innovation, outbound sales. Franchisee to focus on local sales, operations and fleet Network improvement plan – developing white spaces Balanced franchise criteria: EVA and profit maximization, local revenue development Franchisee’s ability to run the region profitably (financing) Considering adjacent businesses e.g. camper vans, chauffeur drive, electric bikes

Advantage Strategic Rationale Capture an increasing share (+15ppt) of $1.3B leisure value market Emphasize Hertz “Classic” as a premium player (brand and pricing) Compete efficiently against local players, online brokers and new entrants Operating in 6 countries with network of 21 locations Combined brands growing without dilution, moved to #1 in Spain Advantage website live, moving away from broker-only distribution By 2015 roll out to 80 locations in 18 countries Diversify distribution channels, leveraging partnerships - airlines, on-line travel agents Define and implement true low-cost operating model (fleet, operations) Aggressive retail strategy, best-in-class search engine marketing Link Advantage and Ace offering as global value brand Current Status Next Steps

Europe RAC YTD Jun 2011 YTD Jun 2010 YTD Jun 2009 YTD Jun 2008 Total Revenue (in millions) 1 $765.0 $720.2 $685.0 $832.0 YoY % Change 6.3% 5.1% -17.7% 5.7% Transactions (in thousands) 2,481 2,373 2,382 2,781 YoY % Change 4.6% -0.4% -14.3% 6.0% Transaction Days (in thousands) 14,381 13,459 13,197 15,346 YoY % Change 6.9% 2.0% -14.0% 11.0% Rental Rate Revenue per Transaction Day 1 $44.20 $45.33 $44.45 $45.73 YoY % Change -2.5% 1.9% -2.9% -4.5% Average Number of Company-operated Cars during the Period 106,300 100,000 96,100 113,400 YoY % Change 6.3% 4.0% -15.3% 9.5% Key Operating Metrics June YTD At constant exchange rates YoY RPD change impacted by mix shift to value offering; benefit last year from more higher-priced one-way rentals driven by volcanic ash disruption to airline travel 2

International RAC Outlook Volatile economic conditions in Europe Low GDP growth, social unrest and spending cuts Australia, Middle East and Asia economies performing well Commercial trend positive, high retention rate with price increases Leisure demand softening, driving aggressive pricing to capture volume Airline enplanements growing steadily Overall airport market share increasing in Europe and Australia Residual values stabilized in Europe, except in UK

Global Sales Initiatives Bob Stuart Senior Vice President, Global Sales

Hertz Worldwide Sales Coverage

Hertz Diverse Global Customer Base

Corporate Accounts In the last year, Hertz captured new accounts in a highly competitive environment Retained over 99% of all contracted customers Designated supplier with nearly 70% of the Fortune 500 companies

Global Revenue Mix – 2011E Commercial business: An important core segment Fixed cost coverage Dependable volume Less seasonal, more consistent volume Mid-week stability; high utilization Commercial 37% Discretionary 53% Replacement 10%

U.S. Commercial Revenue Mix – 2011E Corporate Accounts are medium-to-large business-to-business accounts with negotiated rates and benefits Small Business Accounts have total sales revenue < $10M Corporate 73% Government 7% Small Business 20%

Hertz U.S. Commercial Revenue Trends Hertz discretionary revenue has grown faster than commercial revenue Impacted by the Advantage acquisition Commercial has rebounded with double digit growth (+10.4%) in 2010 and is still growing single digits in 2011 Commercial Revenue as % of Total – U.S. Revenue

Business Travel Forecasts Global Business Travel 2012 Forecasts: Business travel spending expected to see modest growth over next 18 months Driven mainly by airfare increases Estimated to be up 5%-7% in 2011 and up 4%-6% in 2012 2H:11 should see growth although slower than 1H:11 due to: Tough YoY comp Economic uncertainty Source: GBTA Convention

Europe Commercial Revenue Mix – 2011E Contract Accounts are medium-to-large business-to-business accounts with negotiated rates and benefits Small Business Accounts have total sales revenue < $10M Revenue increased 5.9% Strong improvement in RPD (+10.5%) boosted by our new program Hertz Business Plus Contract 85% Small Business 9% Government 6%

Hertz Europe Commercial Revenue Trends Commercial segment continues to rebound in 2011 supported by strong growth in key markets (i.e. Germany) Commercial Trends as % of Total – EU Revenue

Exponential Growth in 2011 Features the competitors do not offer Overview Global self-service car rental, enabled by proprietary Eileo® technology No membership fees Rates starting @ $5/hr One way to airport eliminates parking fees and reduces cost vs. cabs/trains Membership kiosks for instant sign ups Business to Business Programs Vans are parked outside, customers sign up inside store & use vans to take home purchases, return to store to get personal car Over 900 transactions a month 7 Countries 60+ Universities ~60K Members 185% YoY ~800 Cars 14% YoY

Re-positioned Connect by Hertz as Hertz on Demand Name preferred 2 to 1 Stronger linkage to Hertz Communicates the proposition

Fuel Efficient Fleet Hertz fleet composition: most fuel efficient in the industry * Hertz.com (2011) Hertz Fuel Efficient Cars

HERC Sales Initiatives Hertz Entertainment Services 7 current locations (18 virtual locations) 3 acquisitions in pipeline Expansion into Vancouver and China has started Expansion into New Orleans, Orlando, and Philadelphia Q4:11 Competitive advantage HERC/RAC Sales Reorganization Time work study completed in North America identifying key areas for improvement Pricing Performance Strategic pricing initiatives implemented Scientific pricing solution to be integrated Customer Segments Customer diversification-balanced portfolio U.S. Communities expansion

Donlen / Hertz Sales Synergies Utilize Hertz/HERC selling organization to maximize Donlen’s reach and penetration Create flexible lease/rental platform to gain share of wallet Provide unique solutions for Donlen, Hertz, and HERC customers On demand inventory from Hertz rental fleet for Donlen leasing customers Expand Donlen's platform to provide mobile/real time access to both short and long term rentals

Hertz Worldwide Sales Initiatives Maintain and add partnerships to support growth initiatives Expand Hertz On Demand globally Leader in sustainability initiatives Continue to build on HERC/RAC opportunities by providing unique solutions Increase market share by cross-selling Hertz, HERC, and Donlen Further penetrate off-airport replacement market Develop talent Worldwide sales training curriculum launched

Global Marketing Mike Senackerib Senior Vice President & Chief Marketing Officer

Incremental Growth Initiatives Deliver Customer Market Product Q1 & Q2 Results 2011 Incremental Revenue Growth Plan Incremental Revenue Growth % chg YOY +$88.0M +$31.3M +30.6% +$172.8M +$106.5M +8.5% +$74.0M +$66.0M +16.9% $334.8M $203.8M +11.0% TOTAL Generated $203.8 million through 6 mos. against $334.8M FY target

New Hertz Campaign Is Driving Awareness In life, you’re either the Gas or the Brake...

New Hertz Campaign Is Driving Awareness Unaided Advertising Awareness 25-54 Years Old Source: Table 7; Q2:11 - What car rental companies have you seen or heard advertised recently? (n=511) (n=450) (n=394) (n=436) (n=464) 42% 50% 40% 33% 20% 0% 10% 20% 30% 40% 50% 60% Q2 '10 Q3 '10 Q4 '10 Q1 '11 Q2 '11

Gas & Brake TV Spot

Integrated Marketing Approach FaceBook fans +528% since Q1 ‘11 Young Renter revenue +14% YoY Driving Social Media Engagement & Capturing Younger Demographic

Hertz.com -- Most Important Reservation Channel Mobile is our fastest growing channel 30% of all reservations in the US 5% of digital reservations

Re-designing Facilities Introduced new Video Backwall Enhancing the Customer Experience

Relaunched Small Business Program Hertz Business Rewards Competitive rates Leverage Hertz Gold Plus Rewards loyalty programs Increased marketing communication More thorough articulation of program benefits Greater emphasis on customer acquisition and activation Tapping Into Key Travel Segment

Global Travel -- A Long Term Positive Trend

Global Inbound/Outbound: A Key Strategic Thrust Expansion into Emerging Markets, Driving Global Growth Long-Haul Source Market Revenue % YOY +2.9% +7.2% +9.7% +20.6% +11.7% +14.1% • January-July 2011

Consumer Preferred Fleet Collections re-launched in 2011

“Collections” TV Spot and Off-Airport TV Spot “Parade”

Building A Differentiated Global Value Brand Simpler, faster way to rent cars at prices below other major competitors

New Website Enhancements 2012 To Facilitate Improved Customer Experience

 Sustainable Transport & Equipment Environmental Management Community Impacts Short-term and long-term profitability Foundation of corporate commitment Hertz Sustainability Program: Living Journey Global Vision To be a corporate leader in sustainable transport and equipment solutions To reduce our internal environmental impacts and engage employees, customers and communities in our sustainability journey

Hertz solar power will offset about 3,717,933 pounds of CO2 annually Hertz Global Solar Energy: 2.3 Megawatt systems Largest Solar Program in the industry Hertz Solar Program

Community Engagement We are engaging our employees, customers and communities in our sustainability journey United Way corporate sponsor Vehicle donation to non-profits Clinton Global Initiative NBA Green Week (OKC Thunder) Hertz Global Headquarters ‘Green Week’, health programs and charity events Corporate Angel program

Technology Driven Joe Eckroth Senior Vice President & Chief Information Officer

Innovation Continues ...

Hertz.com Totally redesigned in 2011 Single largest channel Conversion rate of 14.7% (overall) Transaction revenue $1.16bn (ytd) #1 Fastest-loading Travel Industry Website in 2011* Reservation widget added to Facebook page Hertz Facebook has 40,000+ fans and growing Facebook page averages 1,500 new fans/week *(http://www.businessinsider.com/keeping-your-cool-this-summer-when-booking-travel-online-2011-6) January - December July reservations +530%. July revenue +571.5% >1m iPhone downloads

Kiosks The future of rental kiosk technology Enables rapid expansion of off-airport network Expands hours of operation to virtually 7x24 Productivity with no loss in customer experience or revenue management Face-to-face rental between a customer and a remote agent Handles Airport, Off-airport, and Insurance Replacement rentals Reducing cost while enhancing customer experience “I don’t like using technology but I’ll use this again!” – customer quote v1.5 v2.0 Virtual CSR

Faster & Better Customer Experience 3rd generation Six 46” LCDs 56 locations Names and marketing info. Gold Boards Mobile Gold Boards Real-time alerts Stall / vehicle info. Coming Q4! Return Kiosk eReturn No waiting ... Park and Go 73,000+ customers opted in 26,000+ invoices emailed Technology to improve communication and selling Lower cost, fast service When you want a paper receipt Expanded instant return hours

Ultramobile PCs Upselling On-lot assistance and upgrades Off-Airport Pickup & Delivery Reduce manual rentals Reduce creditcard write-off A good Idea That Keeps Getting Better! Fleet Maintenance Work order processing Take work to the car Gold Greeters Assist customers in timely manner “...my money machine!” – Hertz CSR

Hertz

NeverLost® Still Strong

- **Record revenue YTD** – 6% above 2010, 20% above 2009, and 4% over benchmark '07/'08 composite
- **833,000+ Gold Members** have a NeverLost® profile preference
- **85,000 installed** – 27% of U.S. Fleet
- **+45% net profit margins** for seven consecutive years


Hertz NEVERLOST
Start
Address/ Intersection
Yellow Pages
Previous Destinations
Hertz Returns
Airline Information
My OTP Destinations
Local Weather


GBTA 2011
BUSINESS TRAVELER
INNOVATION
PEOPLE'S CHOICE
THE WALL STREET JOURNAL

2011 Industry Awards


GBTA 2011
BUSINESS TRAVELER
INNOVATION
CATEGORY WINNER
THE WALL STREET JOURNAL

Recognized for: Safety – Convenience – Ease of Use

147

New services drive use, create future value, and maintain relevance Future Revenue Growth through Innovation Explore Feature 20 new cities by year end. Explore Hawaii – dynamic content, over 200 unique POI’s, and 80% increase in rentals since introduction Special Events GBTA and SEMA in 2011 6 major sporting events in 2011 Location-based Advertising Concierge Services Live agent travel assistance and trip planning; another unique service in the industry

GPS Equipment Tracking Asset rental to fleet management: Visibility Utilization Data integration Manages both Hertz and customer-owned fleets together in one place Customer safety – misuse and maintenance alerts Telematics gives real-time diagnostic data – improves visibility into performance Improve visibility, utilization, and data integration Pilots in Houston and Canada 66904331 IC: 483359204 Deere 310

Hertz on Demand Technology Advancing our car sharing technology: Fleet sharing – Activate / deactivate Zibox Fleet management backend – Utilization Membership kiosk – 9 in NYC Split billing – Passengers share a portion of the rental Zibox V3 – Significant cost reduction over current model In-car telematics – Fuel, mileage, battery, GPS location... Best-in-class technology – Getting better every day!

Hertz Virtual Rental Car Advanced Fleet Management NeverLost® On-Demand GPS Location Anywhere Anytime Fuel , Mileage & Maintenance Readings Exit Gate Elimination In-Car, On Demand Products and Services True Instant Return Vehicle Digital Imaging System Hands Free Bluetooth Live Agent Concierge Service Live in Europe, launching in U.S. +

Continuous Innovation Fueling Growth and Productivity

2006
- Handheld Instant Return

2007
- First Self-Serve Kiosk
- Launched Leisure Brand

2008
- Car Sharing


eileo

- Hertz Rental Kiosk
- Mobile Website
- Click to Talk/Chat
- HERC Mobile Workflow

2009
- iButton
- Outdoor Return Kiosk
- UMPC
- NeverLost® Gen 5
- Advantage
- New Rates System

2010
- VCSR
- Damage Cameras
- Automated Fuel Billing
- LCD Gold Sign
- Bio Exit Gate
- iPhone App

2011
- New Backwall
- eReturn
- HERC GPS
- Counter Pods
- New Counter Systems
- Keysafe
- Mobile Gold Board
- Gold Choice

2012
- VIRTUAL RENTAL


Hertz

152

Q & A

Why Hertz? Only Truly Global Rental Brand Most Diversified Revenue Stream Strongest and Improving Balance Sheet Highest Demonstrated Track Record for Efficiency Improvement Clearest Strategies for Growth Significant Operating Leverage with Delevering, Cost Reduction and Growth Drivers

The following non-GAAP measures and terms were used in the presentation: Definitions, reconciliations and importance of the non-GAAP measures are provided in the slides or in the appendices of the presentation Non-GAAP Measures and Terms LTM EBITDA Corporate EBITDA Adjusted Pre-Tax Income Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day (RPD) and Car Rental Rate Revenue Per Transaction Equipment Rental and Rental Related Revenue Net Corporate Debt, Net Fleet Debt and Total Net Debt Adjusted Interest Expense Adjusted Direct Operating (OpEx) Adjusted Selling, General and Administrative (SG&A)

Key Definitions LTM Results for the twelve months ended. EBITDA* Income (loss) before income taxes plus depreciation, amortization and other purchase accounting, interest (net of interest income) and impairment charges, less noncontrolling interest. Corporate EBITDA* EBITDA less car rental fleet interest and car rental fleet depreciation, plus non-cash expenses and charges and certain other non-recurring expenses. Adjusted Pre-Tax Income* Adjusted pre-tax income is calculated as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges and certain one-time charges and non-operational items. Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day (RPD) and Car Rental Rate Revenue Per Transaction* Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency. * “EBITDA”, “Corporate EBITDA” , “Adjusted Pre-Tax Income“, “Car Rental Rate Revenue”, “RPD”, “Car Rental Rate Revenue Per Transaction”, Equipment Rental and Rental Related Revenue”, “Net Corporate Debt”, “Net Fleet Debt” and “Net Debt” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

Key Definitions Equipment Rental and Rental Related Revenue* Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Net Corporate Debt* Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash. Corporate debt consists of our Senior Term Facility; Senior ABL Facility; Senior Notes; Senior Subordinated Notes, Convertible Senior Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Fleet Debt* Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt. As of June 30, 2011, fleet debt consists of U.S. Fleet Variable Funding Notes, U.S. Fleet Medium Term Notes, U.S. Fleet Financing Facility, European Revolving Credit Facility, European Seasonal Revolving Credit Facility, European Fleet Notes, European Securitization, Canadian Securitization, Australian Securitization, Brazilian Fleet Financing Facility and Capitalized Leases relating to revenue earning equipment. Total Net Debt* Total net debt is calculated as net corporate debt plus net fleet debt. * “EBITDA”, “Corporate EBITDA” , “Adjusted Pre-Tax Income“, “Car Rental Rate Revenue”, “RPD”, “Car Rental Rate Revenue Per Transaction”, Equipment Rental and Rental Related Revenue”, “Net Corporate Debt”, “Net Fleet Debt” and “Net Debt” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

Hertz

Non-GAAP Reconciliations

Corporate EBITDA

($ in millions)

	Years Ended December 31, 2010	2009	2008	2007	2006
Car Rental					
Income (loss) before income taxes	$ 442.8	$ 190.1	$ (385.3)	$ 468.6	$ 373.5
Depreciation, amortization and other purchase accounting	1,740.9	1,766.3	2,003.7	1,856.6	1,659.9
Interest, net of interest income	390.2	301.5	444.8	436.8	424.1
Impairment charges	-	-	443.0	-	-
EBITDA	2,573.9	2,257.9	2,506.2	2,762.0	2,457.5
Adjustments:					
Car rental fleet interest	(384.4)	(319.0)	(450.7)	(427.8)	(400.0)
Car rental fleet depreciation	(1,594.6)	(1,614.2)	(1,843.8)	(1,695.4)	(1,479.6)
Non-cash expenses and charges	135.0	130.1	83.0	60.4	75.5
Extraordinary, unusual or non-recurring gains and losses	30.0	105.3	108.1	38.7	-
Corporate EBITDA	$ 759.9	$ 560.1	$ 402.8	$ 737.9	$ 653.4
Equipment Rental					
Income (loss) before income taxes	$ (14.6)	$ (20.7)	$ (629.3)	$ 308.5	$ 269.5
Depreciation, amortization and other purchase accounting	341.6	388.0	423.6	380.6	350.3
Interest, net of interest income	39.3	53.4	109.5	146.3	140.0
Impairment charges	-	-	725.9	-	-
EBITDA	366.3	420.7	629.7	835.4	759.8
Adjustments:					
Non-cash expenses and charges	0.1	-	-	2.7	(0.4)
Extraordinary, unusual or non-recurring gains and losses	35.0	38.5	106.3	(4.0)	-
Corporate EBITDA	$ 401.4	$ 459.2	$ 736.0	$ 834.1	$ 759.4
Other Reconciling Items					
Loss before income taxes	$ (441.8)	$ (340.4)	$ (368.2)	$ (390.3)	$ (442.4)
Depreciation, amortization and other purchase accounting	9.8	8.1	6.0	5.9	5.9
Interest, net of interest income	331.6	309.4	290.9	292.3	336.6
Noncontrolling interest	(17.4)	(14.7)	(20.8)	(19.7)	(16.7)
EBITDA	(117.8)	(37.6)	(92.1)	(111.8)	(116.6)
Adjustments:					
Non-cash expenses and charges	37.2	36.9	30.0	39.1	55.5
Extraordinary, unusual or non-recurring gains and losses	20.6	(38.7)	23.5	42.2	23.8
Sponsors' fees	-	-	-	-	3.2
Corporate EBITDA	$ (60.0)	$ (39.4)	$ (38.6)	$ (30.5)	$ (34.1)
Consolidated					
Income (loss) before income taxes	$ (13.6)	$ (171.0)	$ (1,382.8)	$ 386.8	$ 200.6
Depreciation, amortization and other purchase accounting	2,092.3	2,162.4	2,433.3	2,243.1	2,016.1
Interest, net of interest income	761.1	664.3	845.2	875.4	900.7
Noncontrolling interest	(17.4)	(14.7)	(20.8)	(19.7)	(16.7)
Impairment charges	-	-	1,168.9	-	-
EBITDA	2,822.4	2,641.0	3,043.8	3,485.6	3,100.7
Adjustments:					
Car rental fleet interest	(384.4)	(319.0)	(450.7)	(427.8)	(400.0)
Car rental fleet depreciation	(1,594.6)	(1,614.2)	(1,843.8)	(1,695.4)	(1,479.6)
Non-cash expenses and charges	172.3	167.0	113.0	102.2	130.6
Extraordinary, unusual or non-recurring gains and losses	85.6	105.1	237.9	76.9	23.8
Sponsors' fees	-	-	-	-	3.2
Corporate EBITDA	$ 1,101.3	$ 979.9	$ 1,100.2	$ 1,541.5	$ 1,378.7

158

Hertz

Non-GAAP Reconciliations

Corporate EBITDA

($ in millions)

	Twelve Months Ended June 30, 2011	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
Car Rental						
Income before income taxes	$ 624.6	$ 273.1	$ 91.3	$ 442.8	$ 232.1	$ 121.4
Depreciation, amortization and other purchase accounting	1,683.6	796.3	853.6	1,740.9	392.1	427.4
Interest, net of interest income	364.6	151.7	177.3	390.2	77.6	90.1
EBITDA	2,672.8	1,221.1	1,122.2	2,573.9	701.8	638.9
Adjustments:						
Car rental fleet interest	(342.3)	(140.9)	(183.0)	(384.4)	(71.2)	(95.1)
Car rental fleet depreciation	(1,540.6)	(724.0)	(778.0)	(1,594.6)	(355.1)	(389.7)
Non-cash expenses and charges	68.7	7.7	74.0	135.0	(2.7)	37.1
Extraordinary, unusual or non-recurring gains and losses	19.0	5.5	16.5	30.0	4.0	6.1
Corporate EBITDA	$ 877.6	$ 369.4	$ 251.7	$ 759.9	$ 276.8	$ 197.3
Equipment Rental						
Income (loss) before income taxes	$ 3.6	$ (21.0)	$ (39.2)	$ (14.6)	$ (13.3)	$ (15.8)
Depreciation, amortization and other purchase accounting	335.7	166.2	172.1	341.6	81.8	83.9
Interest, net of interest income	42.1	23.2	20.4	39.3	12.2	10.2
EBITDA	381.4	168.4	153.3	366.3	80.7	78.3
Adjustments:						
Non-cash expenses and charges	0.1	-	-	0.1	-	-
Extraordinary, unusual or non-recurring gains and losses	49.9	35.9	21.0	35.0	32.1	16.0
Corporate EBITDA	$ 431.4	$ 204.3	$ 174.3	$ 401.4	$ 112.8	$ 94.3
Other Reconciling Items						
Loss before income taxes	$ (541.9)	$ (316.3)	$ (216.2)	$ (441.8)	$ (124.2)	$ (111.8)
Depreciation, amortization and other purchase accounting	11.0	5.3	4.1	9.8	2.6	1.9
Interest, net of interest income	352.8	184.4	163.2	331.6	74.5	81.8
Noncontrolling Interest	(18.0)	(8.8)	(8.2)	(17.4)	(5.1)	(4.7)
EBITDA	(196.1)	(135.4)	(57.1)	(117.8)	(52.2)	(32.8)
Adjustments:						
Non-cash expenses and charges	31.3	16.0	21.9	37.2	7.5	15.4
Extraordinary, unusual or non-recurring gains and losses	87.0	74.2	7.8	20.6	17.2	7.2
Corporate EBITDA	$ (77.8)	$ (45.2)	$ (27.4)	$ (60.0)	$ (27.5)	$ (10.2)
Consolidated						
Income (loss) before income taxes	$ 86.3	$ (64.2)	$ (164.1)	$ (13.6)	$ 94.6	$ (6.2)
Depreciation, amortization and other purchase accounting	2,030.3	967.8	1,029.8	2,092.3	476.5	513.2
Interest, net of interest income	759.5	359.3	360.9	761.1	164.3	182.1
Noncontrolling Interest	(18.0)	(8.8)	(8.2)	(17.4)	(5.1)	(4.7)
EBITDA	2,858.1	1,254.1	1,218.4	2,822.4	730.3	684.4
Adjustments:						
Car rental fleet interest	(342.3)	(140.9)	(183.0)	(384.4)	(71.2)	(95.1)
Car rental fleet depreciation	(1,540.6)	(724.0)	(778.0)	(1,594.6)	(355.1)	(389.7)
Non-cash expenses and charges	100.1	23.7	95.9	172.3	4.8	52.5
Extraordinary, unusual or non-recurring gains and losses	155.9	115.6	45.3	85.6	53.3	29.3
Corporate EBITDA	$ 1,231.2	$ 528.5	$ 398.6	$ 1,101.3	$ 362.1	$ 281.4

159

Hertz

Non-GAAP Reconciliations

Adjusted Pre-tax Income (Loss)

($ in millions)

	Twelve Months Ended June 30, 2011	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
Car Rental						
Total Revenues	$ 6,732.2	$ 3,279.1	$ 3,033.1	$ 6,486.2	$ 1,768.8	$ 1,611.4
Total Expenses	6,107.6	3,006.0	2,941.8	6,043.4	1,536.7	1,490.0
Income before income taxes	624.6	273.1	91.3	442.8	232.1	121.4
Adjustments:						
Purchase accounting	34.1	16.6	19.5	37.0	8.5	9.7
Non-cash debt charges	79.4	20.8	74.7	133.3	10.6	37.7
Restructuring charges	13.1	4.5	9.5	18.1	3.5	4.2
Restructuring related charges	5.9	1.0	7.0	11.9	0.5	1.9
Derivative (gains) losses	0.4	0.6	-	(0.2)	0.1	-
Pension adjustment	(13.1)	(13.1)	-	-	(13.1)	-
Adjusted pre-tax income	$ 744.4	$ 303.5	$ 202.0	$ 642.9	$ 242.2	$ 174.9
Equipment Rental						
Total Revenues	$ 1,137.2	$ 569.9	$ 502.8	$ 1,070.1	$ 301.7	$ 265.8
Total Expenses	1,133.6	590.9	542.0	1,084.7	315.0	281.6
Income (loss) before income taxes	3.6	(21.0)	(39.2)	(14.6)	(13.3)	(15.8)
Adjustments:						
Purchase accounting	51.4	24.8	23.5	50.1	13.1	12.0
Non-cash debt charges	7.3	3.9	4.1	7.5	1.5	2.2
Restructuring charges	47.4	33.6	20.9	34.7	29.8	16.0
Restructuring related charges	2.5	2.3	0.1	0.3	2.3	-
Adjusted pre-tax income	$ 112.2	$ 43.6	$ 9.4	$ 78.0	$ 33.4	$ 14.4
Other Reconciling Items						
Total Revenues	$ 4.9	$ 3.3	$ 4.6	$ 6.2	$ 1.8	$ 2.4
Total Expenses	546.8	319.6	220.8	448.0	126.0	114.2
Loss before income taxes	(541.9)	(316.3)	(216.2)	(441.8)	(124.2)	(111.8)
Adjustments:						
Purchase accounting	3.3	1.7	1.6	3.2	0.9	0.8
Non-cash debt charges	84.5	62.3	19.6	41.8	15.0	9.7
Restructuring charges	1.6	0.3	0.6	1.9	0.4	0.1
Restructuring related charges	0.8	-	0.2	1.0	-	0.1
Derivative (gains) losses	0.5	(0.6)	2.3	3.4	(0.1)	0.6
Acquisition related costs	19.7	9.0	7.0	17.7	6.1	7.0
Management transition costs	2.5	2.5	-	-	-	-
Premiums paid on debt	62.4	62.4	-	-	10.7	-
Adjusted pre-tax loss	$ (366.6)	$ (178.7)	$ (184.9)	$ (372.8)	$ (91.2)	$ (93.5)
Consolidated						
Total Revenues	$ 7,874.3	$ 3,852.3	$ 3,540.5	$ 7,562.5	$ 2,072.3	$ 1,879.6
Total Expenses	7,788.0	3,916.5	3,704.6	7,576.1	1,977.7	1,885.8
Income (loss) before income taxes and noncontrolling interest	86.3	(64.2)	(164.1)	(13.6)	94.6	(6.2)
Adjustments:						
Purchase accounting	88.8	43.1	44.6	90.3	22.5	22.5
Non-cash debt charges	171.2	87.0	98.4	182.6	27.1	49.6
Restructuring charges	62.1	38.4	31.0	54.7	33.7	20.3
Restructuring related charges	9.2	3.3	7.3	13.2	2.8	2.0
Derivative losses	0.9	-	2.3	3.2	-	0.6
Pension adjustment	(13.1)	(13.1)	-	-	(13.1)	-
Acquisition related costs	19.7	9.0	7.0	17.7	6.1	7.0
Management transition costs	2.5	2.5	-	-	-	-
Premiums paid on debt	62.4	62.4	-	-	10.7	-
Adjusted pre-tax income	$ 490.0	$ 168.4	$ 26.5	$ 348.1	$ 184.4	$ 95.8

160

Non-GAAP Reconciliations

Adjusted Pre-tax Income (Loss)

($ in millions)

	Years Ended December 31,			
	2009	2008	2007	2006
Car Rental				
Total Revenues	$ 5,979.0	$ 6,858.2	$ 6,920.6	$ 6,378.0
Total Expenses	5,788.9	7,243.5	6,452.0	6,004.5
Income (loss) before income taxes	190.1	(385.3)	468.6	373.5
Adjustments:				
Purchase accounting	38.2	40.2	35.3	23.8
Non-cash debt charges	131.7	71.1	66.5	75.0
Restructuring charges	58.7	98.4	64.5	-
Restructuring related charges	42.3	19.5	-	-
Impairment charges	-	443.0	-	-
Third-party bankruptcy reserve	4.3	-	-	-
Vacation accrual adjustment	-	-	(25.8)	-
Derivative (gains) losses	-	2.2	(4.1)	-
Adjusted pre-tax income	$ 465.3	$ 289.1	$ 605.0	$ 472.3
Equipment Rental				
Total Revenues	$ 1,110.9	$ 1,658.1	$ 1,755.9	$ 1,672.6
Total Expenses	1,131.6	2,287.4	1,447.4	1,403.1
Loss before income taxes	(20.7)	(629.3)	308.5	269.5
Adjustments:				
Purchase accounting	49.6	58.8	58.1	64.7
Non-cash debt charges	9.0	10.3	11.2	11.3
Restructuring charges	38.2	103.2	4.9	-
Restructuring related charges	0.3	3.1	-	-
Vacation accrual adjustment	-	-	(8.9)	-
Impairment charges	-	725.9	-	-
Adjusted pre-tax income	$ 76.4	$ 272.0	$ 373.8	$ 345.5
Other Reconciling Items				
Total Revenues	$ 11.6	$ 8.8	$ 9.1	$ 7.8
Total Expenses	352.0	377.0	399.4	450.2
Loss before income taxes	(340.4)	(368.2)	(390.3)	(442.4)
Adjustments:				
Purchase accounting	2.5	2.0	1.8	1.9
Non-cash debt charges	31.2	18.8	28.2	13.2
Restructuring charges	9.9	14.6	27.0	-
Restructuring related charges	3.9	3.7	-	-
Vacation accrual adjustment	-	-	(1.8)	-
Derivative (gains) losses	(2.4)	-	-	-
Gain on debt buyback	(48.5)	-	-	-
Secondary offering costs	-	-	2.0	-
Management transition costs	1.0	5.2	15.0	9.8
Stock purchase compensation charge	-	-	-	13.3
Gain on sale of swap derivative	-	-	-	(1.0)
Sponsor termination fee	-	-	-	15.0
Unrealized transaction loss on Euro-denominated debt	-	-	-	19.2
Interest on HGH debt	-	-	-	39.9
Adjusted pre-tax loss	$ (342.8)	$ (323.9)	$ (318.1)	$ (331.1)
Consolidated				
Total Revenues	$ 7,101.5	$ 8,525.1	$ 8,685.6	$ 8,058.4
Total Expenses	7,272.5	9,907.9	8,298.8	7,857.8
Income (loss) before income taxes	(171.0)	(1,382.8)	386.8	200.6
Adjustments:				
Purchase accounting	90.3	101.0	95.2	90.4
Non-cash debt charges	171.9	100.2	105.9	99.5
Restructuring charges	106.8	216.2	96.4	-
Restructuring related charges	46.5	26.3	-	-
Vacation accrual adjustment	-	-	(36.5)	-
Impairment charges	-	1,168.9	-	-
Third-party bankruptcy reserve	4.3	-	-	-
Derivative (gains) losses	(2.4)	2.2	(4.1)	-
Gain on debt buyback	(48.5)	-	-	-
Secondary offering costs	-	-	2.0	-
Management transition costs	1.0	5.2	15.0	9.8
Stock purchase compensation charge	-	-	-	13.3
Gain on sale of swap derivative	-	-	-	(1.0)
Sponsor termination fee	-	-	-	15.0
Unrealized transaction loss on Euro-denominated debt	-	-	-	19.2
Interest on HGH debt	-	-	-	39.9
Adjusted pre-tax income	$ 198.9	$ 237.2	$ 660.7	$ 486.7

161

Non-GAAP Reconciliations Adjusted Pre-tax Income P&L ($ in millions) Twelve Months Ended June 30, 2011 As As Reported Adjustments Adjusted Total revenues $ 7,874.3 $ - $7,874.3 Expenses: Direct operating 4,455.4 (124.3) 4,331.1 Depreciation of revenue earning equipment and lease charges 1,807.9 (14.5) 1,793.4 Selling, general and administrative 702.5 (31.3) 671.2 Interest expense 766.1 (171.2) 594.9 Interest income (6.6) - (6.6) Other (income) expense, net 62.7 (62.4) 0.3 Total expenses 7,788.0 (403.7) 7,384.3 Income before income taxes 86.3 403.7 490.0 Provision for taxes on income (18.4) (148.1) (166.5) Net income 67.9 255.6 323.5 Less: Net income attributable to noncontrolling interest (18.0) - (18.0) Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries' common stockholders $ 49.9 $ 255.6 $ 305.5 Twelve Months Ended June 30, 2010 As As Reported Adjustments Adjusted Total revenues $ 7,322.6 $ - $7,322.6 Expenses: Direct operating 4,228.3 (160.2) 4,068.1 Depreciation of revenue earning equipment and lease charges 1,878.1 (10.4) 1,867.7 Selling, general and administrative 672.7 (48.5) 624.2 Interest expense 721.3 (197.6) 523.7 Interest income (22.0) - (22.0) Other (income) expense, net - - - Total expenses 7,478.4 (416.7) 7,061.7 Income (loss) before income taxes (155.8) 416.7 260.9 Benefit (provision) for taxes on income 29.8 (118.5) (88.7) Net income (loss) (126.0) 298.2 172.2 Less: Net income attributable to noncontrolling interest (15.9) - (15.9) Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries' common stockholders $ (141.9) $ 298.2 $ 156.3

Hertz

Non-GAAP Reconciliations

Net Corporate Debt, Net Fleet Debt, Total Net Debt

($ in millions)

	June 30, 2011	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007	December 31, 2006
Total Corporate Debt	$ 4,846.8	$ 5,830.7	$ 4,689.4	$ 4,585.5	$ 4,802.8	$ 5,277.3
Total Fleet Debt	6,846.8	5,475.7	5,675.0	6,386.8	7,157.3	6,998.9
Total Debt	$ 11,693.6	$ 11,306.4	$ 10,364.4	$ 10,972.3	$ 11,960.1	$ 12,276.2
Corporate Restricted Cash						
Restricted Cash, less:	$ 274.3	$ 207.6	$ 365.2	$ 731.4	$ 661.0	$ 552.5
Restricted Cash Associated with Fleet Debt	(183.2)	(115.6)	(295.0)	(557.2)	(573.1)	(487.0)
Corporate Restricted Cash	$ 91.1	$ 92.0	$ 70.2	$ 174.2	$ 87.9	$ 65.5
Net Corporate Debt						
Corporate Debt, less:	$ 4,846.8	$ 5,830.7	$ 4,689.4	$ 4,585.5	$ 4,802.8	$ 5,277.3
Cash and Cash Equivalents	(747.6)	(2,374.2)	(985.6)	(594.3)	(730.2)	(674.5)
Corporate Restricted Cash	(91.1)	(92.0)	(70.2)	(174.2)	(87.9)	(65.5)
Net Corporate Debt	$ 4,008.1	$ 3,364.5	$ 3,633.6	$ 3,817.0	$ 3,984.7	$ 4,537.3
Net Fleet Debt						
Fleet Debt, less:	$ 6,846.8	$ 5,475.7	$ 5,675.0	$ 6,386.8	$ 7,157.3	$ 6,998.9
Restricted Cash Associated with Fleet Debt	(183.2)	(115.6)	(295.0)	(557.2)	(573.1)	(487.0)
Net Fleet Debt	$ 6,663.6	$ 5,360.1	$ 5,380.0	$ 5,829.6	$ 6,584.2	$ 6,511.9
Total Net Debt	$ 10,671.7	$ 8,724.6	$ 9,013.6	$ 9,646.6	$ 10,568.9	$ 11,049.2

163

Importance of Non-GAAP Measures EBITDA and Corporate EBITDA provide investors with supplemental measures of operating performance and liquidity. Corporate EBITDA provides supplemental information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of Hertz’s annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. These measures are important to allow Hertz to evaluate profitability and make performance trend comparisons between Hertz and its competitors. Management also believes that EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries. EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating Hertz’s operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of Hertz’s financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows investors to assess the operational performance of the Company on the same basis that management uses internally.

Importance of Non-GAAP Measures Car Rental Rate Revenue, RPD and Car Rental Rate Revenue Per Transaction: Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. These statistics are important to management and investors as they represent the best measurements of the changes in underlying pricing in the car rental business and encompass the elements in car rental pricing that management has the ability to control. The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged. Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions. On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports). Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions. Equipment Rental and Rental Related Revenue: Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants. Net Corporate Debt, Net Fleet Debt and Total Net Debt are important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.